UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 21, 2009

Aceto Corporation

 (Exact name of registrant as specified in its charter)

New York

(State or Other Jurisdiction of Incorporation)

000-04217	11-1720520
(Commission File Number)	(IRS Employer Identification Number)

One Hollow Lane, Lake Success, New York 11042

(Address of Principal Executive Offices)

(516) 627-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On October 21, 2009, Aceto Corporation (“Aceto”), announced that Leonard Schwartz, Aceto’s Chief Executive Officer  will be leaving Aceto, effective November 20, 2009.

(c) Effective immediately, Vincent Miata, age 56, will assume the responsibilities of Chief Executive Officer of Aceto.  Effective November 20, 2009, he will assume the position of Chief Executive Officer of Aceto.

Mr. Miata has served as President since January 2009.  Since 2001, prior to his appointment as President, Mr. Miata served as Senior Vice President of the Company.  Mr. Miata joined the Company in 1979 as a sales/marketing representative and held various positions within the Company including Product Manager, Group Vice President and Vice President.

There are no family relationships between Mr. Miata and any other executive officers or directors of Aceto.  Mr. Miata was not selected as Chief Executive Officer pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

The press release related to this matter is furnished as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 21, 2009

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Dated: October 21, 2009	By:	/s/ Vincent Miata
Vincent Miata, President

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EXHIBIT INDEX

Exhibit No.	Exhibits.

99.1	Press Release dated October 21, 2009

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